                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                                  JACLYN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)       Title of each class of securities to which transaction applies:

              -----------------------------------------------------------------

     2)       Aggregate number of securities to which transaction applies:

              -----------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------------------

     4)       Proposed maximum aggregate value of transaction:

              -----------------------------------------------------------------

     5)       Total fee paid:

              -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              -----------------------------------------------------------------

     2)       Form, Schedule or Registration Statement No.:

              -----------------------------------------------------------------

     3)       Filing Party:

              -----------------------------------------------------------------

     4)       Date Filed:

              -----------------------------------------------------------------

                                 JACLYN, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of JACLYN, INC.

   PLEASE TAKE NOTICE that the 2001 Annual Meeting of Stockholders of JACLYN, INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Tuesday, November 27, 2001, at 9:00 o'clock a.m., prevailing local time, for the following purposes:

      1. To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

      2. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to serve as the auditors of the Company for the fiscal year ending June 30, 2002; and

      3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   Only stockholders of record at the close of business on October 19, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

   Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          JACLYN HARTSTEIN
                                          Secretary

October 29, 2001

   THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                 JACLYN, INC.
                                635 59th Street
                        West New York, New Jersey 07093

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This Proxy Statement is being furnished to stockholders on or about October 29, 2001 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on November 27, 2001 and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy or, in the absence of any instruction, for the election of all of the nominees named herein to serve as directors and for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

   Only stockholders of record at the close of business on October 19, 2001 will be entitled to notice of and to vote at the Annual Meeting. On October 19, 2001, there were outstanding 2,561,391 shares of the Company's Common Stock, $1 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

   The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth information at October 19, 2001 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only outstanding class of voting securities:

                                                                 Percent
        Name and Address                    Amount and Nature of   of
        of Beneficial Owner                 Beneficial Ownership  Class
        -------------------                 -------------------- -------
        Allan Ginsburg..................... 218,010(1)(2)(3)(4)    8.3%
          635 59th Street
          West New York, New Jersey 07093

        Robert Chestnov.................... 232,805(1)(2)(3)(5)    8.8%
          635 59th Street
          West New York, New Jersey 07093

        Howard Ginsburg.................... 196,196(1)(2)(3)(6)    7.5%
          635 59th Street
          West New York, New Jersey 07093

        Bonnie Sue Levy.................... 217,464(1)(7)          8.5%
          635 59th Street
          West New York, New Jersey 07093

        Dimensional Fund Advisors.......... 153,294(8)             6.0%
          1299 Ocean Avenue
          Santa Monica, California 90401

        Michael J. Crew, Investment Advisor 144,700(9)             5.6%
          681 Falmouth Road, Box C-2
          Mashpee, Massachusetts 02649

        L. Glenn Naff...................... 169,180(10)            6.6%
          3623 Winding Way Road
          Roanoke, Virginia 24015

--------
 *Except as otherwise indicated below, each person listed above has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder is a party, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, and the Company, to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 19, 2001, 1,006,905 shares of Common Stock (39.3%) were subject to such stockholders agreement.
(2) Includes 22,654 shares of Common Stock owned by the Jaclyn, Inc. Employees' Pension Trust, of which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg are co-trustees, with respect to which each shares voting and investment power and with respect to which each disclaims beneficial ownership. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.
(3) Except as described in footnotes (4), (5) and (6) to this table with respect to Allan Ginsburg, Robert Chestnov and Howard Ginsburg, respectively, excludes 109,660 shares of Common Stock owned by the Jaclyn, Inc. Employee Stock Ownership Plan ("ESOP"), with respect to which Abe Ginsburg,

     Allan Ginsburg, Robert Chestnov and Howard Ginsburg, as co-trustees, share investment power. If the 109,660 shares of Common Stock owned by the ESOP were included in the beneficial ownership of such individuals, Abe Ginsburg would be deemed to own 7.9% of the Company's Common Stock; Allan Ginsburg, 12.2%; Robert Chestnov, 12.1%; and Howard Ginsburg, 11.4%. Each disclaims beneficial ownership of such shares.
(4) Includes 50,000 shares of Common Stock which Allan Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 29,884 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife and 1,984 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all of such shares. In addition, includes 8,465 shares allocated to Mr.
     Ginsburg's account under the ESOP.
(5) Includes 91,161 shares of Common Stock which Robert Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 3,100 shares held of record by Mr. Chestnov as trustee of two trusts with respect to which he shares voting power and has sole investment power, 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and investment power and 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, with respect to which Mr. Chestnov shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of the shares he holds as trustee, co-trustee and as officer and director of the charitable foundation. In addition, includes 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to which shares Mr. Chestnov disclaims beneficial ownership, and 10,948 shares allocated to Mr. Chestnov's account under the ESOP.
(6) Includes 50,000 shares of Common Stock which Howard Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership. In addition, includes 8,465 shares allocated to Mr. Ginsburg's account under the ESOP.
(7) Includes 7,500 shares of Common Stock which Mrs. Levy has the right to acquire pursuant to presently exercisable stock options and 6,160 shares allocated to Mrs. Levy's account under the ESOP.
(8) Pursuant to a Schedule 13G filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission, DFA has indicated that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, DFA has indicated that it possesses voting and/or investment power over the shares listed in the immediately preceding table opposite its name that are owned by the Funds. DFA further has indicated that such shares are owned by the Funds and DFA disclaims beneficial ownership of such shares.
(9) Michael J. Crew, Investment Advisor has advised the Company that he shares voting and investment power with respect to all of the shares listed in the immediately preceding table opposite his name.
(10) Pursuant to a Schedule 13G filed by Mr. Naff with the Securities and Exchange Commission, Mr. Naff has indicated that he has sole voting and dispositive power with respect to all of the shares listed in the immediately preceding table opposite his name.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth information at October 19, 2001 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below (the "Named Executive Officers") and (c) all directors and executive officers of the Company as a group (10 persons):

                                                            Percent
                                     Amount and Nature of     of
Name of Beneficial Owner           Beneficial Ownership (1)  Class
------------------------           ------------------------ -------
Abe Ginsburg......................          91,877(2)         3.6%
Allan Ginsburg....................         218,010(3)         8.3%
Robert Chestnov...................         232,805(4)         8.8%
Howard Ginsburg...................         196,196(5)         7.5%
Martin Brody......................          10,387(6)           *
Richard Chestnov..................          56,273(7)         2.2%
Albert Safer......................          10,000(8)           *
Norman Axelrod....................           4,000(9)           *
Anthony Christon..................          54,928(10)        2.1%
Bonnie Sue Levy...................         217,464(11)        8.5%
All directors and executive
  officers as a group (10 persons)         996,747(12)       35.0%

--------
* Less than one (1%) percent.

(1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and investment power with respect to shares indicated as beneficially owned by such person or group.
(2) Reference is made to footnotes (1), (2) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS". Includes 65,769 shares of Common Stock owned by a charitable foundation in which Abe Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg shares voting and investment power, and 2,581 shares of Common Stock owned by a charitable foundation in which Mr. Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg has sole voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all such shares.
(3) See footnotes (1), (2), (3) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.
(4) See footnotes (1), (2), (3) and (5) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.
(5) See footnotes (1), (2), (3) and (6) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.

(6) Includes 10,000 shares of Common Stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.
(7) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and investment power, and 200 shares held by Mr. Chestnov as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares. Also includes 10,000 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options.
(8) Includes 10,000 shares of Common Stock which Mr. Safer has the right to acquire pursuant to presently exercisable stock options.
(9) Includes 4,000 shares of Common Stock which Mr. Axelrod has the right to acquire pursuant to presently exercisable stock options.
(10) Includes 52,500 shares of Common Stock which Mr. Christon has the right to acquire pursuant to presently exercisable stock options, 600 shares held by him in an individual retirement account and 1,834 shares allocated to his account under the ESOP.
(11) See footnotes (1) and (7) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Bonnie Sue Levy of Common Stock of the Company.
(12) Reference is made to footnotes (2) through (11) above. Includes an aggregate of 285,161 shares of Common Stock which directors and executive officers of the Company have the right to acquire pursuant to presently exercisable stock options and an aggregate of 35,874 shares of Common Stock allocated to the respective accounts of executive officers of the Company under the ESOP.

Stockholders Agreement

   Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, and the Company are parties to an amended and restated stockholders agreement dated as of July 30, 1996 (the "Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of ten years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 19, 2001, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,006,905 shares of Common Stock (39.3%).

                         ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

   A Board of Directors consisting of eight directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

   Certain information with respect to each director is set forth below:


                     Director
Name             Age  Since   Principal Occupation
----             --- -------- --------------------
Abe Ginsburg.... 84    1968   Chairman of the Executive Committee of the Company
Allan Ginsburg.. 59    1968   Chairman of the Board of the Company
Robert Chestnov. 53    1981   President and Chief Executive Officer of the Company
Howard Ginsburg. 59    1981   Vice Chairman of the Board of the Company; President of the
                                Company's Shane Handbag Division
Martin Brody.... 80    1980   Private Investor
Richard Chestnov 56    1988   Private Investor
Albert Safer.... 53    1997   President of Safer Textile Processing and Kuttner Prints, textile mills
Norman Axelrod.. 49    2000   President, Chief Executive Officer and Chairman of Linens 'N Things,
                                a leading, large format retailer of home textiles, housewares and home accessories

Information Concerning the Board of Directors

   The business experience during the last five years of the directors of the Company is as follows:

   Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

   Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

   Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

   Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988 and has been President of the Company's Shane Handbag Division for more than the past five years.

   Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Solomon Smith Barney mutual funds and preferred income funds.

   Richard Chestnov has been a private investor since 1992. Prior thereto, he was a partner of Chego International, an apparel importer.

   Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

   Norman Axelrod has been President and Chief Executive Officer of Linens 'N Things, Inc., a leading, national large format retailer of home textiles, housewares and home accessories, since 1988 and has been Chairman of the Board of that company since 1997.

Meetings and Committees

   During the Company's fiscal year ended June 30, 2001 the Board of Directors held four meetings. Each director except Martin Brody attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during fiscal 2001. Each director who is not an employee of the Company (a "non-employee director") receives an annual fee of $12,000 for serving as a director. In addition, each non-employee director in office immediately after each annual meeting of stockholders at which directors are elected, and each non-employee director on the date such person is first elected a director, automatically is granted an option to purchase 2,000 shares of Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan. During the fiscal year ended June 30, 2001, Martin Brody, Richard Chestnov, Albert Safer and Norman Axelrod each were granted options to purchase 2,000 shares of Common Stock at a per share exercise price of $2.875.

   The Company does not have a nominating committee, the functions of which are performed by the Board of Directors, or a compensation committee, the functions of which are performed by the Company's Board of Directors, Executive Committee and Stock Option Committee to the extent set forth below under the caption "Report on Executive Compensation." The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee, whose present members are Martin Brody and Richard Chestnov, acted once by written consent during fiscal 2001. The Company's Audit Committee, which held four meetings during the fiscal year ended June 30, 2001, presently consists of Messrs. Martin Brody, Albert Safer and Norman Axelrod, each of whom meets the independence requirements for audit committee members under the listing standards of the American Stock Exchange. The Audit Committee's primary function is to assist the Company's Board of Directors in fulfilling the Board's oversight responsibility by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that may be established from time to time, and the Company's auditing, accounting and financial reporting processes generally. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement.

Audit Committee Report

   Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices. The Company's independent auditors have the responsibility for the examination of the Company's annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended June 30, 2001, the Audit Committee:

  . Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2001 with management and Deloitte & Touche, LLP, the Company's independent auditors;

  . Discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  . Received the written disclosures and the letter from Deloitte & Touche, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with Deloitte & Touche, LLP that firm's independence.

   Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended June 30, 2001 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                          Respectfully,

                                          Martin Brody
                                          Albert Safer
                                          Norman Axelrod

Executive Officers

   The executive officers of the Company are set forth in the table below. All executive officers are elected at the annual meeting or at interim meetings of the Board of Directors. No arrangement or understanding exists between any executive officer and any other person pursuant to which he or she was elected as an executive officer.

Name             Age Position and Period Served
----             --- --------------------------
Abe Ginsburg.... 84  Chairman of the Executive Committee since November 29, 1988

Allan Ginsburg.. 59  Chairman of the Board since November 29, 1988

Robert Chestnov. 53  President and Chief Executive Officer since November 29, 1988

Howard Ginsburg. 59  Vice Chairman of the Board since November 29, 1988 and President of the
                       Company's Shane Handbag Division for more than the past five years

Bonnie Sue Levy. 56  Vice President of the Company and President of the Company's Aetna
                       Kiddie Bag Division for more than the past five years

Anthony Christon 56  Chief Financial Officer for more than the past five years

Family Relationships

   Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is the brother of Bonnie Sue Levy, Vice President of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain summary information for each of the Company's fiscal years ended June 30, 2001, 2000 and 1999 concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers:

                                             Long Term Compensation
                                 Annual      ----------------------
                              Compensation           Awards
-                           ---------------- ----------------------
                                             Restricted  Securities
                                               Stock     Underlying  All Other
   Name and                  Salary   Bonus   Award(s)    Options   Compensation
 Principal Position    Year   ($)      ($)      ($)         (#)        ($)(1)
 ------------------    ---- -------- ------- ----------  ---------- ------------
 Robert Chestnov,      2001 $337,095 $72,500               25,000     $ 7,667
   President and       2000  310,605  47,500                           15,956
   Chief Executive     1999  303,615  12,500               25,000      18,235
   Officer
 Allan Ginsburg,       2001 $337,095 $72,500               25,000     $13,474
   Chairman of         2000  310,605  47,500                            7,623
   the Board           1999  303,615  12,500               25,000      24,348
 Howard Ginsburg,      2001 $337,095 $72,500               25,000     $15,556
   Vice Chairman       2000  310,605  47,500                           25,123
   of the Board        1999  303,615  12,500               25,000      29,347
 Anthony Christon,     2001 $233,655 $33,000               10,000     $ 7,390
   Chief Financial     2000  217,755  20,000                            8,198
   Officer             1999  213,690   5,000               10,000       5,704
 Bonnie Sue Levy,      2001 $184,420 $     0                          $ 8,487
   Vice President      2000  180,420       0                           14,837
                       1999  196,590       0                7,500      16,241

--------
(1)Amounts in this column for the fiscal year ended June 30, 2001 include (i) premiums paid during fiscal 2001 by the Company for term life insurance for the benefit of certain of the named executive officers (Robert Chestnov--$2,057, Allan Ginsburg--$2,057, Howard Ginsburg--$2,057, Anthony Christon--$1,089 and Bonnie Sue Levy--$2,057), (ii) reimbursement during fiscal 2001 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program (the "Medical Expense Program") for executive officers and certain other employees of the Company (Robert Chestnov--$5,592, Allan Ginsburg--$11,399, Howard Ginsburg--$13,481, Anthony Christon--$6,282 and Bonnie Sue Levy--$6,415) and (iii) the value, as at June 30, 2001, of shares of Common Stock allocated to accounts of the named executive officers under the ESOP during fiscal 2001 (Robert Chestnov--$18, Allan Ginsburg--$18, Howard Ginsburg--$18, Anthony Christon--$15 and Bonnie Sue Levy--$15).

Stock Options

   Option Grants in the Last Fiscal Year. The following table sets forth certain information concerning the grant of stock options to the executive officers named in the Summary Compensation Table during the Company's fiscal year ended June 30, 2001.

                    Individual Grants
                 ----------------------
                             Percent of                       Potential Realizable
                                Total                           Value at Assumed
                  Number of    Options                       Annual Rates of Stock
                 Securities  Granted to                      Price Appreciation For
                 Underlying   Employees  Exercise                 Option Term
                   Options       in       Price   Expiration ----------------------
Name             Granted (#) Fiscal Year  ($/Sh)     Date      5% ($)     10% ($)
----             ----------- ----------- -------- ----------  -------    --------
Robert Chestnov.   25,000       18.9%    $2.625    12/05/10  $41,275    $104,575
Allan Ginsburg..   25,000       18.9%    $2.8875   12/05/05  $11,568    $ 33,500
Howard Ginsburg.   25,000       18.9%    $2.8875   12/05/05  $11,568    $ 33,500
Anthony Christon   10,000        7.5%    $2.625    12/05/10  $16,510    $ 41,830
Bonnie Sue Levy.       --         --       --            --       --          --

   Fiscal Year End Option Values. The following table sets forth certain information concerning the number and value at June 30, 2001 of shares of Common Stock subject to unexercised options held by the executive officers named in the Summary Compensation Table. No stock options were exercised by such executive officers during the Company's fiscal year ended June 30, 2001.

                  Number of Securities  Value of Unexercised
                       Underlying           In-the-Money
                  Unexercised Options    Options at Fiscal
                 at Fiscal Year End (#)     Year End ($)
-                ---------------------- --------------------
                      Exercisable/          Exercisable/
Name                 Unexercisable        Unexercisable(1)
----             ---------------------- --------------------
Robert Chestnov.       91,161/--             $7,500/--
Allan Ginsburg..       50,000/--                -- /--
Howard Ginsburg.       50,000/--                -- /--
Anthony Christon       52,500/--             $3,000/--
Bonnie Sue Levy.        7,500/--                -- /--

--------
(1)Based on the closing price on the American Stock Exchange on June 30, 2001 of the shares of Common Stock subject to the stock options.

Pension Plan

   The Company maintains a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan") which covers all non-union employees of the Company and certain of its subsidiaries who have attained age 21 and have completed at least six months of service to the Company. The following table sets forth the estimated annual benefit payable under the Pension Plan to an employee who retires at age 65 in 2001 at the remuneration and years-of-service classifications set forth in the table. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed, commencing at age 65. The table gives effect to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on the accrual of benefits on compensation above certain levels (presently a maximum of $170,000).

                            Assumed Years of Service
  Assumed Annual     ---------------------------------------
Average Compensation   15      20      25      30      35
-------------------- ------- ------- ------- ------- -------
$100,000             $14,250 $19,000 $23,750 $28,500 $33,250
$125,000              18,000  24,000  30,000  36,000  42,000
$150,000              21,750  29,000  36,250  43,500  50,750
$160,000              23,250  31,000  38,750  46,500  54,250
$170,000 and greater  24,750  33,000  41,250  49,500  57,750

   Compensation under the Pension Plan includes all cash compensation subject to withholding (as reflected on each participant's Form W-2) plus any salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the individuals named in the table under the caption "EXECUTIVE COMPENSATION--Summary Compensation Table," would be the amounts set forth opposite their respective names under the captions "Salary" and "Bonus" (subject, however, to the Code limitations referred to above). As of June 30, 2001, the following individuals had the number of years of credited service under the Pension Plan indicated after their names: Allan Ginsburg, 40; Robert Chestnov, 31, Howard Ginsburg, 40; Anthony Christon 6; and Bonnie Sue Levy, 26.

Report on Executive Compensation

   The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Board of Directors and the Stock Option Committee are responsible for the grant of options to purchase shares of Common Stock under the Company's stock option plans and for the administration of all such plans.

   The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

   A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee has fostered the objective of equity and fairness by setting substantially equal salaries and bonuses for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

   Mr. Chestnov's salary for fiscal 2001 was $337,095 and he received bonus compensation of $72,500, an aggregate increase of $51,490 compared to the prior fiscal year. The Executive Committee increased Mr. Chestnov's salary compensation for fiscal 2001 primarily due to the significant increase in revenues and earnings in fiscal 2000. Mr. Chestnov's bonus compensation was awarded by the Executive Committee after considering a number of factors, including Mr. Chestnov's continuing leadership role in the identification and consummation of strategic acquisitions by the Company, including the acquisition of the business and certain assets of I. Appel Corporation in fiscal 2001 and the integration of that business during the past fiscal year, as well as his successful management of the Company's businesses in difficult general economic and retail environments. In order to further link Mr. Chestnov's compensation to stockholders' interests and to the value of the shares of the Company's Common Stock, the Stock Option Committee granted to Mr. Chestnov an option to purchase 25,000 shares of Common Stock.

              The Board of        The Executive      The Stock Option
              Directors             Committee           Committee
            --------------    ---------------------- ----------------
            Allan Ginsburg    Abe Ginsburg, Chairman Martin Brody
            Robert Chestnov   Allan Ginsburg         Richard Chestnov
            Howard Ginsburg   Robert Chestnov
            Abe Ginsburg      Howard Ginsburg
            Martin Brody
            Richard Chestnov
            Albert Safer
            Norman Axelrod

Compensation Committee Interlocks and Insider Participation

   The Company's Executive Committee consists of Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg and its Stock Option Committee consists of Martin Brody and Richard Chestnov. During the fiscal year ended June 30, 2001, the Company purchased fabric in the ordinary course of business from Rainbow Mills Dyeing and Finishing, Inc. and from Kuttner Prints, corporations in which Albert Safer, a director of the Company, holds an indirect, majority equity interest, at an aggregate purchase price of $5,261.40 and $33,272.51, respectively. During such fiscal year, the Company also purchased fabric in the ordinary course of business from F&M Fabrics, Inc., a corporation in which Mr. Safer's wife holds a 50% indirect equity interest, at an aggregate purchase price of $39,487.42. The Company believes that the foregoing transactions were on terms no less favorable than it could have received from unrelated third parties. In addition, during fiscal 2001, Abe Ginsburg, Chairman of the Executive Committee and a director and co-founder of the Company, was paid $61,154 for services rendered to the Company and was reimbursed $5,634 for medical and/or dental expenses under the Medical Expense Program. Jaclyn Hartstein, Secretary of the Company, who is a daughter of Abe Ginsburg and a sister of Howard Ginsburg, was paid $172,680 for services rendered to the Company in fiscal 2001, was reimbursed $13,159 for medical and/or dental expenses under the Medical Expense Program and received an allocation of 4 shares of Common Stock to her ESOP account.

Performance Graph

   The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 2001 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Samsonite Corporation, Swank, Inc. and Tandy Brands Accessories, Inc., which during fiscal 2001 either competed with the Company in one of its product categories or was engaged in related industries. The comparison assumes an investment of $100 on July 1, 1996 in the Company and in each of the comparison groups and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                                    [CHART]

                Jaclyn Inc.      PEER GROUP INDEX        AMEX Market Index
6/28/1996       100             100                      100
6/30/1997       105.88          201.49                   106.35
6/30/1998       122.06           73.58                   122.96
6/30/1999        70.59           46.67                   120.96
6/30/2000        47.06           30.81                   139.08
6/29/2001        60              16.4                    136.22

                         ITEM 2: SELECTION OF AUDITORS

General

   The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending June 30, 2002. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.

Audit Fees

   Audit fees billed and expected to be billed by Deloitte & Touche LLP for its audit of the Company's consolidated financial statements for the year ended June 30, 2001 and for its review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for fiscal 2001 totaled $100,124.

Financial Information Systems Designs and Implementation Fees

   The Company did not engage Deloitte & Touche LLP to provide advice regarding financial information designs and implementation during the fiscal year ended June 30, 2001.

All Other Fees

   Fees billed and expected to be billed to the Company by Deloitte & Touche LLP for all other non-audit services rendered to the Company for the fiscal year ended June 30, 2001, primarily for tax and employee benefit related services, totaled $98,800.

   The Audit Committee has considered whether the provision of such services is compatible with the maintenance of the independence of Deloitte & Touche LLP.

Required Vote

   The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Board of Directors will reconsider its action and select independent auditors without further stockholder action. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted "FOR" the appointment of Deloitte & Touche LLP.

                               OTHER INFORMATION

Other Action at the Meeting

   The Board of Directors has not received notice of and is not aware of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in their discretion on such matters, including any matters relating to or dealing with the conduct of the Annual Meeting.

Proposals For 2002 Annual Meeting

   Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than June 30, 2002. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 14, 2002. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

General

   The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone or facsimile, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

   Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

                                          By Order of the Board of Directors

                                          JACLYN HARTSTEIN
                                          Secretary

October 29, 2001

                                                                      APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                                 JACLYN, INC.

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of Jaclyn, Inc. (the "Corporation") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and may from time to time establish, and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent auditors.

  . Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II. COMPOSITION OF THE AUDIT COMMITTEE

   Until June 14, 2001, the Audit Committee shall be comprised of two or more members of the Board as determined by the Board. Commencing June 14, 2001, the Audit Committee shall be comprised of three or more members of the Board as determined by the Board. The members of the Audit Committee shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the American Stock Exchange, Inc. for audit committees, as amended, modified or supplemented from time to time. Commencing June 14, 2001, all members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III. MEETINGS

   The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent auditors. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management and the independent auditors the Corporation's quarterly financial statements consistent with Section IV.3. below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

IV. RESPONSIBILITIES AND DUTIES

   The duties of the Audit Committee shall include the following:

Documents/Reports Review

1. Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

2. Review, prior to its filing or prior to its release, as the case may be, the Corporation's Form 10-K and annual report to stockholders.

3. Review the Corporation's Form 10-Q prior to its filing. The Chairman may represent the entire Audit Committee for purposes of this review.

4. Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. Recommend to the Board the selection of the independent auditors for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which affect the auditors' independence and should receive the written statement from the independent auditors required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

6. Recommend to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

7. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8. Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

9. Review with the independent auditors its opinion about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10.Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement

11.Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12.Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.Review any significant disagreement among management and the independent auditors in connection with the preparation of any of the Corporation's financial statements.

14.Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance

15.Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

16.Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.

Other Responsibilities

   Perform any other activities consistent with this Charter, and the Corporation's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

JACLYN, INC.                                                              Proxy

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder hereby appoints JACLYN HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's offices, 635 59th Street, West New York, New Jersey 07093, on November 27, 2001 at 9:00 a.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, and the undersigned authorizes and instructs said proxies to vote as follows:

Item 1 -- Election of the following nominees as directors:

     Abe Ginsburg, Allan Ginsburg, Robert Chestnov, Howard Ginsburg, Martin Brody, Richard Chestnov, Albert Safer and Norman Axelrod.
     (To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

                                 FOR [_]  WITHHOLD [_]

                                 (Continued and to be signed on the other side)

   Item 2 -- Ratification of Deloitte & Touche LLP as independent auditors.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

   Item 3 -- In their discretion, upon any other matters as may properly come before the meeting.

                                                               Date ___________
                                                               Signature ______
                                                               Signature ______

                                                               Note: Please
                                                               date and sign
                                                               exactly as your
                                                               name appears
                                                               hereon. If
                                                               acting as an
                                                               executor,
                                                               administrator,
                                                               trustee,
                                                               guardian, etc.,
                                                               you should so
                                                               indicate. If the
                                                               signer is a
                                                               corporation,
                                                               please sign the
                                                               full corporate
                                                               name by a duly
                                                               authorized
                                                               officer. If
                                                               shares are held
                                                               jointly, each
                                                               stockholder
                                                               should sign.

   The shares represented by this proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR the election of all listed nominees for director, FOR Item 2 and in the discretion of the proxies on any other matters that may properly come before the meeting.